CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2014, relating to the consolidated financial statements of Spindle, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ L.L. Bradford & Company

L.L. Bradford & Company

February 2, 2015

Las Vegas, Nevada

702-735-5030 * 8880 West Sunset Road, Third Floor, Las Vegas NV 89148 * www.llbradford.com